As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-161593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation or organization)

93-0572810
(I.R.S. Employer Identification Number)

360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sidney B. DeBoer
Lithia Motors, Inc.
360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Kenneth E. Roberts, Esq.
Roberts Kaplan LLP
601 SW Second Avenue, Suite 1800
Portland, Oregon 97204
(503) 221-0607

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐
Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐
Smaller reporting company ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

     This Amendment No. 1 to the Registration Statement on Form S-3 filed by Lithia Motors, Inc. on August 28, 2009 (the "Original Report") is being filed solely to amend Item 16 of Part II of the Original Report and to file Exhibits 4.2 and 5.1 identified therein.

     No changes or additions are being made to Part I or Items 14, 15 or 17 of Part II of the Original Report.  Accordingly, Part I and Items 14, 15 and 17 of Part II of the Original Report are omitted from this filing.

    PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Name
1.1	Form of Underwriting Agreement**
1.2	Form of Selling Agency Agreement**
3.1	Restated Articles of Incorporation of Lithia Motors, Inc., as amended May 13, 1999
(incorporated by reference to the Registrant’s Form 10-K for the year ended December 31,
1999 as filed with the SEC on March 30, 2000)
3.2	Amended and Restated Bylaws of Lithia Motors, Inc. (Corrected) (incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 16, 2009)
4.1	Specimen Common Stock certificate (incorporated by reference to the Registrant’s
Registration Statement on Form S-1, Registration Statement No. 333-14031, as declared effective by the Securities Exchange Commission on December 18, 1996)
4.2	Form of Indenture
5.1	Opinion of Roberts Kaplan LLP
12.1	Computation of Ratio of Earnings to Combined Fixed Charges*
23.1	Consent of KPMG LLP*
23.2	Consent of Roberts Kaplan LLP (included in 5.1)
24	Powers of Attorney*
25	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of
Trustee for the Indenture***

*	Previously filed.
**	To be filed, if necessary, by an amendment or as an exhibit to a Current Report on Form 8-K filed by Lithia.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Lithia Motors, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on September 25, 2009.

By:	/s/ Jeffrey B. DeBoer
Jeffrey B. DeBoer, Senior Vice President and CFO

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed on September 25, 2009 by the following persons in the capacities indicated.

By:	**
Sidney B. DeBoer, Chairman of the Board and CEO
(Principal Executive Officer)

By:	/s/ Jeffrey B. DeBoer
Jeffrey B. DeBoer, Senior Vice President and CFO
(Principal Financial and Accounting Officer)

By:	**
Thomas Becker, Director

By:	**
Bryan B. DeBoer, Director

By:	**
William L. Glick, Director

By:	**
Susan O. Cain, Director

**By:	/s/ Jeffrey B. DeBoer
Jeffrey B. DeBoer, Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Name
1.1	Form of Underwriting Agreement**
1.2	Form of Selling Agency Agreement**
3.1	Restated Articles of Incorporation of Lithia Motors, Inc., as amended May 13, 1999
(incorporated by reference to the Registrant’s Form 10-K for the year ended December 31,
1999 as filed with the SEC on March 30, 2000)
3.2	Amended and Restated Bylaws of Lithia Motors, Inc. (Corrected) (incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 16, 2009)
4.1	Specimen Common Stock certificate (incorporated by reference to the Registrant’s
Registration Statement on Form S-1, Registration Statement No. 333-14031, as declared effective by the Securities Exchange Commission on December 18, 1996)
4.2	Form of Indenture
5.1	Opinion of Roberts Kaplan LLP
12.1	Computation of Ratio of Earnings to Combined Fixed Charges*
23.1	Consent of KPMG LLP*
23.2	Consent of Roberts Kaplan LLP (included in 5.1)
24	Powers of Attorney*
25	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of
Trustee for the Indenture***

*	Previously filed.
**	To be filed, if necessary, by an amendment or as an exhibit to a Current Report on Form 8-K filed by Lithia.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.